Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                             July 25, 2003


                         Commission file number 0-23903

                              eAutoclaims.com, Inc.

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      (Exact name of small business issuer as specified in its charter)

                              Nevada 95-4583945
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             (State or other jurisdiction of (I.R.S. Employer
             incorporation or organization) Identification No.)

                110 East Douglas Road, Oldsmar, Florida 34677
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                  (Address of principal executive offices)

                                 (813) 749-1020
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                           (Issuer's telephone number)

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      ITEM 5./ITEM 9. OTHER EVENTS/REGULATION FD DISCLOSURE.

     eAutoclaims announces commitments for a private placement of $1,000,000. The private placement is a combination of debt and equity.

     The total equity committed is $700,000. Of this amount $472,000 has been collected in exchange for 1,691,756 shares of our restricted common stock to four purchasers at $0.279 per share. All of the purchasers are "accredited investors," as defined under Regulation D. While receipt of the remaining $228,000 is not guaranteed, the balance is expected in the month of August 2003.

     In addition, the Company also collected $300,000 through the issuance of an 8% convertible note. Interest and principal is due in July 2004 if not converted to equity by the investor. The interest can be paid in stock at the Company's option. This note was issued to one investor. The conversion price for this convertible note is $0.279 per share.

         The proceeds from the above private placements of our securities are being used to satisfy short-term working capital requirements, which primarily relate to the reduction of our accounts payable to the body shops, which are a part of our network.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    eAutoclaims.com, Inc.

Dated    8/8/03                                     /s/ Eric Seidel

                                                  ----------------------------
                                                    President & CEO